Exhibit 99.1
Contact:
Jack Hodgson
Executive Vice President, Chief Financial Officer
Syntax-Brillian Corporation
602-389-8888
jack.hodgson@syntaxbrillian.com
Syntax-Brillian Corporation Reports
First-Quarter Fiscal 2008 Financial Results
TEMPE, Ariz. — November 8, 2007 — For its fiscal 2008 first quarter ended September 30, 2007, Syntax-Brillian Corporation (Nasdaq: BRLC) reported a net loss of $13.5 million, or $0.15 per share, on revenue of $150.6 million, compared with net income of $4.4 million, or $0.08 per diluted share, on revenue of $87.0 million for the first quarter of fiscal 2007. The first-quarter 2008 net loss included a charge of $28.3 million, or $0.31 per share, attributable to the write-off of goodwill and intellectual property associated with the discontinuance of the Company’s LCoS business.
According to James Li, president and chief executive officer, the lower-than-anticipated revenue stems from an earlier than originally planned transition to our new business model in China. “As a result of this, $56.1 million of the $206.7 million of total shipments cannot be recognized until the revenue is collected,” said Li.
Li noted that both the disposal of the LCoS operations and the adoption of a new operating business model for China are part of its 120-day action plan announced in early October. “Although the one-time charge associated with the sale adversely affected first-quarter results, we anticipate that the sale, expected to close not later than calendar year end, will reduce operating expenses by approximately $16 million annually,” said Li. “The newly defined business model in China, which involves a licensing model under which we receive royalties, will free up working capital and significantly reduce DSOs, enabling us to use the available funds to generate increased sales.
“Equally important is a new $250 million senior secured credit facility that significantly increases our ability to finance inventories and receivables. This financing will support our efforts to meet the growing demand for our products, notably our highly regarded LCD HD televisions.”
“In strengthening the balance sheet and improving cash flow,” concluded Li, “these and other initiatives will better enable us to devote our time and resources to exploiting the full potential of our Olevia™ and Vivitar™ brands, and thereby improve top- and bottom-line performance.”

Included in first-quarter 2008 revenue was $16.4 million related to the Company’s Vivitar division, acquired in November 2006, for which there was no comparable revenue in fiscal 2007.
Gross profit for the first quarter of fiscal 2008 was $20.6 million, or 13.7% of revenue, compared with $18.5 million, or 21.2% of revenue, for the year-ago quarter. Adjusted EBITDA (as discussed below) for the first quarter of fiscal 2008 was $1.6 million compared with $11.3 million for the same period in the previous year.
At September 30, 2007, Syntax-Brillian had cash and cash equivalents of $18.0 million; working capital of $276.0 million; and stockholders’ equity of $322.9 million.
Business Outlook
In a release of September 12, 2007, the Company indicated its expectation that, for the calendar year ending December 31, 2007, revenue would be in the range of $1.0 billion to $1.1 billion, with gross margins in the range of 16% to 18%. Given the new revenue-recognition model, and following a decision to begin replacing direct product sales in China with licensing fees, the Company is not at this time giving guidance for the quarter ending December 31, 2007.
Conference Call:
Syntax-Brillian will host a conference call today, November 8, to discuss its first-quarter financial results and future outlook. The conference call may include forward-looking statements. To participate in the teleconference, approximately 10 minutes prior to the start time of 6:30 a.m. PST (9:30 a.m. EST), please dial 877-717-3046 (or 706-634-6364 for international callers) and reference Syntax-Brillian or Conference ID # 22295481. The call will be also Web cast and can be accessed on Syntax-Brillian’s Web site at www.syntaxbrillian.com under the Investors section. Syntax-Brillian will provide an audio replay of this conference call on its Web site. No other audio replay will be available.
About Syntax-Brillian Corporation:
Syntax-Brillian Corporation (www.syntaxbrillian.com) is one of the world’s leading manufacturers and marketers of LCD HDTVs, digital cameras, and microdisplay entertainment products. The Company’s lead products include its Olevia™ brand (www.Olevia.com) high-definition widescreen LCD televisions — one of the fastest growing global TV brands — and Vivitar brand (www.vivitar.com) digital still and video cameras. Syntax-Brillian has built an Asian supply chain coupled with an international manufacturing and distribution network to support worldwide retail sales channels and position the Company as a market leader in consumer digital entertainment products.
Brillian, Vivitar and LCoS are trademarks or registered trademarks of Syntax-Brillian Corporation. All other trademarks are the property of their respective owners.

Forward-looking Statements:
Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and Syntax-Brillian intends that such forward-looking statements be subject to the safe harbor created thereby. Such forward-looking statements include, but are not limited to, expectations regarding revenue and gross margins for the 12 months ending December 31, 2007, the reduction in operating expenses expected to be achieved with the anticipated sale of the Company’s LCoS operations, and anticipated improvements in top- and bottom-line performance. Syntax-Brillian cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include changes in markets for the Company’s products; changes in the market for customers’ products; the failure of the Company’s products to deliver commercially acceptable performance; the ability of the Company’s management, individually or collectively, to guide the Company in a successful manner; and other risks detailed in Syntax-Brillian’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007 and subsequent filings with the Securities and Exchange Commission.
(financial tables follow)
SYNTAX-BRILLIAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended
	September 30,
	2007	2006

Net sales	$150,642	$87,020
Cost of sales	130,022	68,552

	20,620	18,468

Operating expenses:
Selling, distribution and marketing	8,547	3,131
General and administrative	12,611	4,117
Write-off of intangible assets	28,284	—
Research and development	1,249	1,402

	50,691	8,650

Operating (loss) income	(30,071)	9,818

Interest and other expense, net	841	3,230

Income (loss) before income taxes	(30,912)	6,588
Income tax expense (benefit)	(17,434)	2,194

Net income (loss)	$(13,478)	$4,394

Income (loss) per common share:
Basic	$(0.15)	$0.09
Diluted	$(0.15)	$0.08

Weighted average number of common shares:
Basic	91,228	49,172
Diluted	91,228	54,775

SYNTAX-BRILLIAN CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	June 30,
	2007	2007
	(unaudited)
ASSETS
Cash and cash equivalents	$17,967	$28,679
Accounts receivable and due from factor, net	210,094	210,115
Inventories	102,454	34,499
Inventory deposits	—	78,253
Tooling deposits	123,308	65,253
Income tax receivable	17,434	—
Deferred tax asset	14,030	12,491
Prepaid expenses and other current assets	2,753	2,578

Total current assets	488,040	431,868

Property and equipment, net	12,955	13,921
Investments	2,546	1,540
Intangible assets	16,443	36,413
Goodwill	20,526	30,546
Deferred tax asset — long term	23,652	—
Other assets	355	377

Total assets	$564,517	$514,665

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Loans payable, bank	$91,449	$78,139
Accounts payable	61,753	31,035
Accounts payable with Kolin	18,373	40,528
Accrued warranty	15,445	12,492
Income taxes payable	8,537	18,460
Deferred tax liability	232	—
Other current liabilities	16,020	13,903

Total current liabilities	211,809	194,557
Deferred taxes — long term	29,551	4,592

Total liabilities	241,360	199,149
Stockholders’ Equity:
Common stock	93	90
Additional paid-in capital	326,369	304,929
Accumulated other comprehensive income	116	441
Retained earnings (accumulated deficit)	(3,421)	10,056

Total stockholders’ equity	323,157	315,516

Total liabilities and stockholders’ equity	$564,517	$514,665

Use of Non-GAAP Financial Measures
In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Syntax-Brillian provides additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Recent legislative and regulatory changes discourage the use of and emphasis on non-GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. The Company believes that the inclusion of these non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our performance, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. The Company uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring its core operating performance and comparing such performance to that of prior periods. This measure is also used by the Company in its financial and operating decision-making. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of our operating results as reported under GAAP.
Syntax-Brillian defines “Adjusted EBITDA” as net income (loss) before interest, taxes, depreciation, amortization, share-based compensation and write-off of intangible property. Syntax-Brillian considers Adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of its business and a good measure of the Company’s historical operating trend.
Adjusted EBITDA should be considered in addition to, not as a substitute for, the Company’s operating income (loss) and net income (loss), as well as other measures of financial performance reported in accordance with GAAP.
Reconciliation of Non-GAAP Financial Measures
In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measure and reconciling the non-GAAP financial metrics to the comparable GAAP measures.
SYNTAX-BRILLIAN CORPORATION
RECONCILATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA
(unaudited)
(in thousands)

	Three Months Ended
	September 30,
	2007		2006
Net income (loss)	$	(13,478)	$4,394

Income tax expense		(17,434)	2,194
Interest and other, net		841	3,230
Depreciation and amortization		1,866	1,017
Share-based compensation		1,533	481
Write-off of intangible property		28,284	—

Adjusted EBITDA		$1,612	$11,316